UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2019

Dova Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38135	81-3858961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Leigh Farm Road, Suite 245 Durham, North Carolina	27707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 748-5975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	DOVA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

INTRODUCTORY NOTE

On November 12, 2019, Swedish Orphan Biovitrum AB (publ), a Swedish public limited liability company (“Sobi”), completed the previously announced acquisition of Dova Pharmaceuticals, Inc., a Delaware corporation (“Dova”), pursuant to the Agreement and Plan of Merger, dated as of September 30, 2019 (the “Merger Agreement”), by and among Sobi, Dova and Dragonfly Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Sobi (“Purchaser”).

Item 1.02      Termination of a Material Definitive Agreement.

On November 12, 2019, in connection with the transactions contemplated by the Merger Agreement, Dova terminated and repaid in full all outstanding obligations due under that certain Amended and Restated Loan and Security Agreement, dated as of May 6, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Dova, AkaRx, Inc., WestRiver Innovation Lending Fund VIII, L.P. and Silicon Valley Bank.

Item 2.01      Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on October 11, 2019, Purchaser commenced a tender offer (the “Offer”) to purchase each issued and outstanding share of common stock of Dova, $0.001 par value per share (collectively, the “Shares”), at an offer price of (i) $27.50 per Share, net to the seller thereof in cash, without interest and subject to any withholding taxes (the “Cash Amount”), plus (ii) one contingent value right per Share (each, a “CVR”), which will represent the right to receive $1.50, net to the seller thererof in cash, without interest and subject to any withholding taxes (the Cash Amount plus one CVR, collectively, or any higher amount per Share paid pursuant to the Offer, the “Offer Price”), at the time provided in the Contingent Value Rights Agreement in substantially the form attached as Annex II to the Merger Agreement (the “Contingent Value Rights Agreement”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of October 11, 2019 (together with any amendments and supplements thereto, the “Offer to Purchase”), and in the related letter of transmittal, as amended and supplemented.

The Offer and any withdrawal rights thereunder expired one minute following 11:59 p.m., Eastern Time, on November 8, 2019 (the “Expiration Date”) and was not extended. American Stock Transfer & Trust Company, LLC, the depositary for the Offer, has advised Sobi and Purchaser that, as of the Expiration Date, an aggregate of 26,312,870 Shares (excluding Shares with respect to which Notices of Guaranteed Delivery were delivered) had been validly tendered and not validly withdrawn pursuant to the Offer, which tendered Shares represent approximately 91.2% of the aggregate voting power of the Shares then outstanding. On November 9, 2019, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions to the Merger were satisfied or waived and, on November 12, 2019, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser merged with and into Dova (the “Merger”) with Dova continuing as the surviving corporation and an indirect wholly owned subsidiary of Sobi (the “Surviving Corporation”). In the Merger, each Share that was issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares held by (i) Dova or any of its subsidiaries (including any Shares held in treasury), Sobi or Purchaser or any other direct or indirect wholly owned subsidiary of Sobi or (ii) any Dova stockholder who is entitled to demand and properly demands appraisal of such Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL and who, as of the Effective Time, had neither effectively withdrawn nor lost its rights to such appraisal and payment under the DGCL with respect to such Shares) and not validly tendered and accepted pursuant to the Offer was automatically converted into the right to receive the Offer Price, without interest thereon.

In addition, pursuant to the Merger Agreement, at the Effective Time: (i) all outstanding options (whether vested or unvested) that had an exercise price of less than $27.50 were cancelled and the holders thereof became entitled to receive the Offer Price in respect of each Share covered by such option, less the applicable exercise price; and (ii) all outstanding restricted stock units (whether vested or unvested) were cancelled and the holders thereof became entitled to receive the Offer Price in respect of each Share covered by such restricted stock unit.  In addition, any options with an exercise price between $27.50 and $29.00 will be entitled to receive a payment in respect of each Share covered by such option upon the achievement of a specified milestone provided in the Contingent Value Rights Agreement, in an amount equal to the excess of $29.00 over the applicable exercise price.

Purchaser paid a total of approximately $868 million in cash in the Offer and Merger (exclusive of amounts that may be payable on the CVRs), without giving effect to related transaction fees and expenses, and funded the payments required to the complete the Offer and Merger with a combination of cash on hand and debt financing sources.

The foregoing descriptions of the Offer, the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Dova’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2019, and is incorporated herein by reference.

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The information set forth in the Introductory Note and Items 5.01 and 5.03 is incorporated herein by reference.

Item 3.01      Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On November 11, 2019, in contemplation of the consummation of the Merger, Dova requested The Nasdaq Stock Market LLC (“Nasdaq”) suspend trading of the Shares effective at 8:00 p.m., Eastern Time. Prior to market open on November 12, 2019, Dova notified Nasdaq of the consummation of the Merger and requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dova intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Dova’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares. The information set forth in Item 2.01 is incorporated herein by reference.

Item 3.03      Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and Item 5.03 is incorporated herein by reference.

Item 5.01.     Change in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of Dova, and Sobi, as the direct parent of Dragonfly Holding Corp. and indirect parent of Purchaser, acquired control of Dova.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Paul Manning, David Zaccardelli, Steven Goldman, Roger Jeffs, Alfred Novak, Sean Stalfort and Nancy Wysenski resigned as directors of the board of directors of Dova (the “Board”) and from all committees of the Board on which such directors served, effective as of the Effective Time.  In addition, effective as of the Effective Time, all of the Company’s executive officers ceased to be officers of the Company and, effective as of November 12, 2019, each of David Zaccardelli, President and Chief Executive Officer, Mark W. Hahn, Chief Financial Officer, and Jason Hoitt, Chief Commercial Officer, separated from the Company.  Each of Messrs. Zaccardelli, Hahn and Hoitt is entitled to receive payments in accordance with the terms of the previously disclosed Company Officer Change in Control Severance Benefit Plan.

In accordance with the terms of the Merger Agreement, the directors and executive officers of Purchaser immediately prior to the Effective Time, which consisted of Guido Oelkers, Henrik Stenqvist and Torbjörn Hallberg, became the directors and executive officers of Dova immediately after the Effective Time. Biographical and other information with respect to the new directors and executive officers of Dova is set forth in Schedule I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Sobi, Dragonfly Holding Corp. and Purchaser on October 11, 2019 (together with any amendments and supplements thereto), which is incorporated herein by reference.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, in connection with the consummation of the Merger, the certificate of incorporation and by-laws attached hereto as Exhibits 3.1 and 3.2, respectively, became the certificate of incorporation and by-laws of Dova. The information set forth in Item 2.01 is incorporated herein by reference.

Item 7.01      Regulation FD Disclosure.

On November 12, 2019, Sobi and Dova issued a joint press release announcing the completion of the Offer and the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1*
Agreement and Plan of Merger, dated as of September 30, 2019, by and among Dova Pharmaceuticals, Inc., Swedish Orphan Biovitrum AB (publ) and Dragonfly Acquisition Corp (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed with the SEC on October 3, 2019).

3.1	Amended and Restated Certificate of Incorporation of Dova Pharmaceuticals, Inc., dated as of November 12, 2019.

3.2	Amended and Restated Bylaws of Dova Pharmaceuticals, Inc., dated as of November 12, 2019.

99.1	Joint Press Release, dated November 12, 2019 (incorporated by reference to Exhibit (a)(5)(E) of the Schedule TO/A filed with the SEC by Sobi, Dragonfly Holding Corp. and Dragonfly Acquisition Corp. on November 12, 2019).

*	Schedules omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dova Pharmaceuticals, Inc.

Date: November 12, 2019	By:	/s/ Marc Banjak
		Name:	Marc Banjak
		Title:	General Counsel

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